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                                                                    EXHIBIT 10.2

                                 FIRST AMENDMENT

     FIRST AMENDMENT TO THE AGREEMENT made and entered into in New York, New York, by and between Antigenics, Inc. (the "Company"), a Delaware corporation with a principal place of business at 630 Fifth Ave. Suite 2100 New York, NY, and Peter Thornton of New York, New York (the "Executive"), effective as of the 21st day of June, 2004 (the "Agreement").

     WHEREAS, the Company and the Executive entered into the Agreement to establish the terms and conditions of the Executive's employment with the Antigenics; and

     WHEREAS, the Company and the Executive now wish to amend the Agreement to modify certain material terms of their agreement to preserve their intent while reducing the risk of such terms causing the Executive to be required to include amounts in income under Section 409A of the Internal Revenue Code;

     NOW, THEREFORE, in consideration of the foregoing premises and other good and valuable consideration, the parties hereby amend the Agreement, effective as of the 1st day of December 2005 (the "Effective Date") as follows:

     1. The first sentence of Section 5 is amended by inserting after the comma the words "but subject to Section 6 hereof" followed by a comma.

     2. Section 5.d is amended to read in its entirety as follows:

     "(d) By the Company Other than for Cause. The Company may terminate the Executive's employment hereunder other than for Cause at any time upon notice to the Executive. In the event of such termination after the Start Date, the Company shall either (i) pay the Executive the benefits payable under an executive severance plan, if such a plan is in place on the date of termination and if the Executive is eligible for such benefits under such a plan or, if the present value to the Executive is greater, (ii) continue to pay the Executive his Base Salary, at the rate in effect on the date of termination, until the conclusion of a period of twelve (12) months following the date of termination. In addition, the Company shall pay to the Executive in one lump sum an amount equal to the higher of (x) the Executive's target incentive bonus under the Executive Incentive Plan for the year in which the Executive's employment is terminated or (y) the actual incentive bonus paid to the Executive, if any, under the Executive Incentive Plan for the last full fiscal year preceding the year in which the Executive's employment is terminated; and, shall also, until the conclusion of a period of twelve (12) months following the date of termination, pay the full premium cost of the Executive's participation in the Company's group medical and dental insurance plans, provided that the Executive is entitled to continue such participation under applicable law and plan terms. The Company will also provide the Executive with an outplacement assistance benefit in the form of a lump-sum payment of $15,000 plus an additional lump-sum payment in an amount sufficient, after giving effect to all federal, state and other taxes with respect to such additional payment, to make Executive whole

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for all taxes (including withholding taxes) on such outplacement assistance benefit (the "Outplacement Benefit"). In addition, if within twelve (12) months following such termination, the Executive relocates from the State of New York back to Ireland, the Company shall pay for all reasonable relocation expenses, as determined by the Company, associated with such relocation (the "Relocation Benefit"). Furthermore, at the sole discretion of the Compensation Committee of the Board, any unvested options to purchase Company stock may be accelerated."

     3. Section 5.e is amended by deleting the flush language following subparagraph (iii) and inserting in lieu thereof the following:

"In the event of termination in accordance with this Section 5.e after the Start Date, the Company shall either (i) pay the Executive the benefits payable under an executive severance plan, if such a plan is in place on the date of termination and if the Executive is eligible for such benefits under such a plan or, if the present value to the Executive is greater, (ii) continue to pay the Executive his Base Salary, at the rate in effect on the date of termination, until the conclusion of a period of twelve (12) months following the date of termination. In addition, the Company shall pay to the Executive in one lump sum an amount equal to the higher of (x) the Executive's target incentive bonus under the Executive Incentive Plan for the year in which the Executive's employment is terminated or (y) the actual incentive bonus paid to the Executive, if any, under the Executive Incentive Plan for the last full fiscal year preceding the year in which the Executive's employment is terminated; and, shall also, until the conclusion of a period of twelve (12) months following the date of termination, pay the full premium cost of the Executive's participation in the Company's group medical and dental insurance plans, provided that the Executive is entitled to continue such participation under applicable law and plan terms. The Company will also provide the Executive with the Outplacement Benefit and the Relocation Benefit. In addition, at the sole discretion of the Compensation Committee of the Board, any unvested options to purchase Company stock may be accelerated."

     4. Subparagraph (ii) of Section 5.g is amended to read in its entirety as follows:

          "(ii) If a Change of Control occurs after the Start Date and, within eighteen (18) months following such Change of Control, the Company terminates the Executive's employment other than for Cause, or the Executive terminates his employment for Good Reason, then, in lieu of any payments to or on behalf of the Executive under Section 5.d or 5.e hereof, the Company shall pay to the Executive in one lump sum an amount equal to (A) eighteen (18) months Base Salary at the rate in effect on the date of termination, plus (B) 150% of the higher of (x) the Executive's target incentive bonus under the Executive Incentive Plan for the year in which the Executive's employment is terminated or
(y) the actual incentive bonus paid to the Executive, if any, under the Executive Incentive Plan for the last full fiscal year preceding the year in which the Executive's employment is terminated; and shall also, until the conclusion of a period of eighteen (18) months following the date of termination, pay the full premium cost of the Executive's participation in the Company's group medical and dental insurance plans, provided that the Executive is entitled to continue such participation under applicable law and plan terms. In addition, any outstanding unvested options granted to the Executive as of the date of the Change in Control shall become vested and shall be exercisable for ninety (90) days following termination of the Executive's employment. The Company will also provide the Executive with the Outplacement Benefit and the Relocation Benefit. For the purpose of this


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Section 5.g alone, in addition to the definition provided in Section 5.e, Good
Reason shall also mean the relocation of the Executive's principal office, without his prior consent, to a location more than thirty (30) miles from its location on the day prior to the Change of Control."

     5. Section 6 is amended by adding the following paragraphs (d) and (e) immediately after paragraph (c) thereof:

          "(d) Any lump-sum payments to be made to the Executive hereunder shall be made as soon as administratively practicable and in any event no later than 2 1/2 months after the end of the year in which the Executive becomes entitled to such payment.

          (e) To the extent any payment hereunder shall be required to be delayed until six months following separation from service to comply with the "specified employee" rules of Section 409A of the Internal Revenue Code, it shall be delayed (but not more than is required) to comply with such rules, and shall promptly after such delay be paid with interest at a reasonable market rate as determined by the Company."

          The first sentence of Section 6(c) is amended and restated as follows:

          "Provisions of this Agreement shall survive any termination if so provided herein or if necessary or desirable fully to accomplish the purposes of such provision, including without limitation the obligations of the Executive under Sections 7, 8, 9 and 13 hereof."

     IN WITNESS WHEREOF, this First Amendment has been executed as a sealed instrument by the Company, by its duly authorized representative, and by the Executive, as of the Effective Date set forth herein.

THE EXECUTIVE:                          ANTIGENICS, INC.


/s/ Peter Thornton                      By: /s/ Garo H. Armen
-------------------------------------       ------------------------------------
                                        Title: Chairman & CEO


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